Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation
Acirca, Inc.	Delaware
AMI Operating, Inc.	Texas
Arrowhead Mills, Inc.	Delaware
Avalon Holding Corporation	Delaware
Avalon Natural Products, Inc.	California
Brand Associates Limited	Isle of Man
Celestial Seasonings, Inc.	Delaware
Charter Baking Company, Inc.	Delaware
Cresset Limited	Ireland
Cully & Sully Limited	Ireland
Daily Bread Ltd.	United Kingdom
Dana Alexander, Inc.	New York
Daniels Chilled Foods Limited	United Kingdom
Daniels Group Limited	United Kingdom
Danival SAS	France
De Boles Nutritional Foods, Inc.	New York
EK Holdings, Inc.	Delaware
Ella’s Kitchen (Brands) Limited	United Kingdom
Ella’s Kitchen Group Limited	United Kingdom
Ella’s Kitchen Inc.	Delaware
Ella’s Kitchen (International) Limited	United Kingdom
Ella’s Kitchen (IP) Limited	United Kingdom
Empire Kosher Poultry, Inc.	Delaware
Empire Kosher Restaurant Franchise Systems, Inc.	New York
ENV Lebensmittel GMBH	Germany
Epicurean Farms, LLC	Delaware
Farmhouse Fare Limited	United Kingdom
Formatio Beratungs- und Beteiligungs GmbH	Austria
GG UniqueFiber AS	Norway
General Therapeutics, Inc.	Delaware
Hain BluePrint, Inc.	Delaware
Hain-Celestial Canada, ULC	Nova Scotia
Hain Celestial Europe B.V.	Netherlands
Hain Celestial C&S Limited	United Kingdom
Hain Celestial Ireland Limited	Ireland
Hain Celestial UK Limited	United Kingdom
Hain Europe NV	Belgium
Hain Frozen Foods UK Limited	United Kingdom
Hain Gourmet, Inc.	Delaware
Hain Pure Food Co., Inc.	California
Hain Pure Protein Corporation	Delaware
Hain Refrigerated Foods Inc.	Delaware
Hain Yves, Inc.	Delaware
HC Holding BVBA	Belgium
Health Valley Company	Delaware
Histon Sweet Spreads Limited	United Kingdom

HPPC I, LLC	Delaware
HPPC II, LLC	Delaware
HPPC Transportation, LLC	Delaware
I Am Fresh Limited	United Kingdom
Jason Natural Products, Inc.	California
Johnson’s Fresh Products Limited	United Kingdom
Johnson’s Freshly Squeezed Juice Limited	United Kingdom
Lima NV	Belgium
Little Bear Organic Foods, Inc.	California
Malchus, LLC	Pennsylvania
Mattern’s Hatchery, Inc.	Pennsylvania
Mona Naturprodukte GmbH	Austria
Mona Oberwart Produktions GmbH	Austria
Mona Sojaland GmbH	Germany
Natumi AG	Germany
Natural Nutrition Group, Inc.	Delaware
New Oxford Foods, LLC	Delaware
New Covent Garden Soup Company Limited	United Kingdom
nSpired Natural Foods, Inc	Delaware
Orchard House Foods Limited	United Kingdom
Plainville Farms, LLC	Delaware
Queen Personal Care, Inc.	Delaware
Rudi’s Organic Bakery, Inc.	Delaware
S Daniels Limited	United Kingdom
Spectrum Organic Products, LLC	California
Sun-Ripe Limited	United Kingdom
Swissco Manufacturing Limited	Ireland
TenderCare International, Inc.	Colorado
Terra Chips, B.V.	Netherlands
The Hain Daniels Group Limited	United Kingdom
The New Covent Garden Food Company Limited	United Kingdom
Tilda DMCC Limited	Dubai
Tilda Hain India Private Limited	India
Tilda Limited	United Kingdom
Tilda Marketing Inc.	Delaware
Tilda Rice Limited	United Kingdom
Westbrae Natural Foods, Inc.	California
Westbrae Natural, Inc.	Delaware
Yves Fine Foods Inc.	Nevada
Zia Cosmetics, Inc.	California